Exhibit 107.1
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
EQUITY RESIDENTIAL
ERP OPERATING LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Equity Residential

Fees to Be Paid	Equity	Common Shares of Beneficial Interest	457(r)	(2)	(2)	(2)	(3)(4)	(3)(4)	—	—	—	—

	Equity	Preferred Shares of Beneficial Interest	457(r)	(2)	(2)	(2)	(3)(4)	(3)(4)	—	—	—	—

	Equity	Depositary Shares, representing Preferred Shares	457(r)	(2)	(2)	(2)	(3)(4)	(3)(4)	—	—	—	—

	Other	Warrants	457(r)	(2)	(2)	(2)	(3)(4)	(3)(4)	—	—	—	—

	Other	Share Purchase Contracts	457(r)	(2)	(2)	(2)	(3)(4)	(3)(4)	—	—	—	—

	Debt	Guarantees of Debt Securities (5)	457(r)	(2)	(2)	(2)	(3)(4)	(3)(4)	—	—	—	—

ERP Operating Limited Partnership

Fees to Be Paid	Debt	Debt Securities (5)	457(r)	(2)	(2)	(2)	(3)(4)	(3)(4)	—	—	—	—

Carry Forward Securities

Equity Residential

	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	—	—	—	—	S-3ASR	333-190248	July 30, 2013	$88,615 (3)

	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	—	—	—	—	S-3ASR	333-212284	June 28, 2016	—

	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	—	—	—	—	S-3ASR	333-231967	June 5, 2019	—

	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	—	—	—	—	S-3ASR	333-265017	May 17, 2022	—

	Equity	Common Shares of Beneficial Interest	415(a)(6)	1,740,550	—	—	—	—	S-3ASR	333-265017	May 17, 2022	$11,884 (4)

	Total Offering Amounts					(2)		(3)(4)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							(3)(4)

(1)
This Registration Statement also covers delayed delivery contracts which may be issued by Equity Residential or ERP Operating Limited Partnership under which the counterparty may be required to purchase securities covered hereby. Such contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
An unspecified and indeterminate aggregate initial offering price, number or amount of securities is being registered as may from time to time be sold at indeterminate prices. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes 13,000,000 common shares of beneficial interest of Equity Residential, of which (i) 11,259,450 common shares of beneficial interest of Equity Residential were previously registered on the prospectus supplement, dated July 31, 2013, related to the Registration Statement on Form
S-3
(Registration
No. 333-190248),
which was filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2013 (the “2013 Registration Statement”), subsequently on the prospectus supplement, dated June 29, 2016, related to the Registration Statement on Form
S-3
(Registration
No. 333-212284),
which was filed with the SEC on June 28, 2016 (the “2016 Registration Statement”), subsequently on the prospectus supplement, dated June 6, 2019, related to the Registration Statement on Form
S-3
(Registration
No. 333-231967),
which was filed with the SEC on June 5, 2019 (the “2019 Registration Statement”), and subsequently on the prospectus supplement, dated May 18, 2022, related to the expiring Registration Statement on Form
S-3
(Registration
No. 333-265017),
which was filed with the SEC on May 17, 2022 (the “Expiring Registration Statement”), and were not sold thereunder, and (ii) 1,740,550 common shares of beneficial interest of Equity Residential were previously registered on the prospectus supplement, dated May 18, 2022, related to the Expiring Registration Statement, and were not sold thereunder.

(3)
Payment of the registration fee is deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act. In connection with the original registration of the unsold common shares of beneficial interest on the prospectus supplement, dated July 31, 2013, related to the 2013 Registration Statement, Equity Residential paid a registration fee of $102,314, which included (i) $19,971 paid on the unsold securities registered on a prospectus supplement, dated July 18, 2011, relating to the Registration Statement on Form
S-3
(Registration
No. 333-169956),
which was filed with the SEC on October 15, 2010, based on the fee rate then in effect, and (ii) $36,825, which reflects a portion of previously paid registration fees of $61,392 paid on the unsold securities registered on a prospectus supplement, dated December 8, 2011, relating to the Registration Statement on Form
S-3
(Registration
No. 333-169956),
which was filed with the SEC on October 15, 2010, based on the fee rate then in effect. The total registration fee of $102,314 was applied to the 2016 Registration Statement and the 2019 Registration Statement, and the portion of the total registration fee of $88,615 related to the 11,259,450 unsold common shares of beneficial interest was applied to the Expiring Registration Statement and will continue to be applied to such shares in this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Expiring Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)
Payment of the registration fee is deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act. In connection with the original registration of the unsold common shares of beneficial interest on the prospectus supplement, dated May 18, 2022, related to the Expiring Registration Statement, Equity Residential paid a registration fee of $11,884 based on the fee rate then in effect. The total registration fee of $11,884 related to the 1,740,550 unsold common shares of beneficial interest will continue to be applied to such shares in this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Expiring Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(5)
Debt securities issued by ERP Operating Limited Partnership may or may not be accompanied by guarantees to be issued by Equity Residential at its sole option. Pursuant to Rule 457(n), no separate registration fee will be paid in respect of the registration of any such guarantees.